Exhibit 3.17.6

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

JACK COOPER TRANSPORT COMPANY, INC.

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation hereby certifies as follows:

1.             Jack Cooper Transport Company, Inc., is a corporation organized and existing under the laws of the State of Delaware.

2.             Effective as of May 28, 1985, the board of directors of the corporation adopted a resolution setting forth the following amendment to the corporation’s Articles of Incorporation and declared its advisability:

RESOLVED, that, ARTICLE FOURTH of the Articles of Incorporation of the corporation be, and it hereby is, amended to add the following paragraph (f) thereto:

(f)            At any time, the holder of Class B common stock may, at his option, convert all or any part of his shares of Class B common stock into shares of Class A or Class C common stock on a one-for-one basis upon the surrender to the corporation’s secretary of such holder’s stock certificate evidencing the ownership of the number of shares of Class B common stock to be exchanged for Class A or Class C common stock.

3.             The directors submitted the amendment to the stockholders of the corporation for their approval.

4.             Effective as of May 28, 1985, the stockholders of the corporation approved the amendment.

5.             The amendment was duly adopted in accordance with the provisions of Delaware General Corporation Law § 242.

In witness whereof, the undersigned. Thom R. Cooper, Chairman of the Board of Diretors of the corporation, has executed this instrument on behalf of the corporation and the Secretary of the corporation has attested such signature on the 26th day of November, 1985.

JACK COOPER TRANSPORT COMPANY, INC.

	By	/s/ Thom R. Cooper
Chairman of the Board

ATTEST:

[SEAL]

/s/ John H. Kreamer
Secretary

STATE OF MISSOURI )
) SS.
COUNTY OF JACKSON )

The foregoing instrument was acknowledged before me this       day of       , 1985 by Thom R. Cooper, Chairman of the Board of Jack Cooper Transport Company, Inc., a Delaware corporation, on behalf of the corporation.

/s/ Yvonne McKenzie
Notary Public in and for said
County and State

My commission expires:

9/14/89